Exhibit 10.18.3

AMENDMENT NO. 2 TO LICENSE AND SUPPLY AGREEMENT

This Amendment No. 2 to the License and Supply Agreement (this “Amendment”) is entered into and effective as of December 21, 2012 (the “Amendment Date”), by and between ULURU Inc., a Nevada corporation having an address at 4452 Beltway Drive, Addison, TX 75001, USA (“ULURU”) and MELMED HOLDING AG, a corporation organized and existing under the Laws of Switzerland and having an address at Bahnhofstrasse 10, CH6301 Zug (“MELMED HOLDING”) (each of ULURU and MELMED HOLDING, a “Party” or together, the “Parties”).

WHEREAS, ULURU and MELMED HOLDING are parties to that certain License and Supply Agreement, dated as of January 11, 2012 (the “Original Agreement”);

WHEREAS, ULURU AND MELMED HOLDING executed that certain Amendment No. 1 to the License and Supply Agreement, effective as of December 21, 2012 (the “Amendment”);

WHEREAS, the Original Agreement and the Amendment provides MELMED HOLDING with certain rights and licenses to patents and other intellectual property that cover ULURU’s product, Altrazeal®, including exclusive registration, marketing, promotion, sale and distribution rights in specified countries;

WHEREAS, pursuant to the Original Agreement and the Amendment, ULURU retains the right, and has an obligation, to manufacture and supply the Products to MELMED HOLDING; and

WHEREAS, ULURU and MELMED HOLDING now wish to cancel the Amendment, that MELMED HOLDING shall return to ULURU the grant of exclusive rights to additional territories, attached as Exhibit F herein, the reduction to the royalty payable on net sales, and the adjustment to the purchase price of Altrazeal® for the territory.

AGREEMENT

NOW, THEREFORE ULURU and MELMED HOLDING agree as follows:

1.
Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein have the meaning ascribed to them in the Original Agreement. The term “Agreement” means the Original Agreement as amended by this Amendment No. 2.

2.
No other Changes; Consolidated Agreement. All other terms and conditions of the Original Agreement are hereby confirmed and shall remain in full force and effect. In the event of any conflict with the provisions of this Amendment and any provisions of the Original Agreement, the provisions of this Amendment shall control. Upon the request of either Party, the Parties shall prepare an Amended and Restated License and Supply Agreement that incorporates the terms of this Amendment into the Original Agreement and eliminates all terms in the Original Agreement that have been rendered obsolete or unnecessary due to this Amendment.

3.
Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. Facsimile or PDF signatures of this Amendment shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written:

MELMED HOLDING AG		ULURU Inc.
By:	/s/ Helmut Kerschbaumer	By:	/s/ Kerry P. Gray
Name:	Helmut Kerschbaumer	Name:	Kerry P. Gray
Title:	Chairman	Title:	President & Chief Executive Officer

EXHIBIT F

Additional Territories

Asia and Pacific
•	Excluding China, Hong Kong, Macau, Taiwan, South Korea and Japan
•	Excluding Australia and New Zealand

Slovenia